Exhibit 99.4

ACTION BY WRITTEN CONSENT OF

THE STOCKHOLDERS

OF

RELIANT TECHNOLOGIES, INC.

The undersigned stockholders of RELIANT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby consent to the adoption of the following resolutions pursuant to Section 228 of the Delaware General Corporation Law and the Company’s Bylaws:

Adoption of the Merger Agreement and Approval of the Merger

WHEREAS, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Thermage, Inc. (“Thermage”), a Delaware corporation, Relay Acquisition Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Thermage (“Merger Sub”), the Company, Steven Mendelow, as the Securityholder Representative, for the purposes of Articles VIII and X of such Merger Agreement only (the “Securityholder Representative”) and U.S Bank National Association (the “Escrow Agent”), the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving (the “Surviving Company”) and becoming a wholly owned subsidiary of Thermage, upon the terms and subject to the conditions set forth in the Merger Agreement (each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement);

WHEREAS, in connection with the Merger, among other things, and subject to the terms and conditions of the Merger Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of Thermage Common Stock and cash as set forth in the Merger Agreement, (ii) all options to purchase capital stock of the Company issued and outstanding immediately prior to the Effective Time will receive a payout of cash in accordance with the terms of the Merger Agreement, (iii) all of the issued and outstanding warrants to purchase capital stock of the Company, except for the Assumed Warrants, to the extent they are unexercised prior to the Effective Time, will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement, (iv) the Assumed Warrants, to the extent they are unexercised prior to the Effective Time, will be assumed by Thermage and converted as set forth in the Merger Agreement, and (v) a portion of the consideration otherwise payable by Thermage in connection with the Merger shall be placed in escrow (the “Indemnification Escrow Fund”) by Thermage as security for the indemnification rights set forth in the Merger Agreement;

WHEREAS, pursuant to the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Company, dated October 25, 2007, as may be amended from time to time (the “Restated Certificate”) and the Bylaws of the Company, (i) at least a majority of the voting power of the outstanding shares of Common Stock of the Company (the “Common Stock”), Series A Preferred Stock of the Company (the “Series A Preferred Stock”), Series B Preferred Stock of the Company (the “Series B Preferred Stock”), Series C Preferred Stock of the Company (the “Series C Preferred Stock”), Series D Preferred Stock of the Company (the “Series D Preferred Stock”) and Series E Preferred Stock of the Company (the “Series E Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”), voting together as a single class (on an as-converted into

Common Stock basis) and (ii) at least a majority of the voting power of the outstanding shares of the Preferred Stock voting together a single class, are required to adopt the Merger Agreement; and

WHEREAS, the board of directors of the Company (the “Board”) has (i) approved the Merger Agreement and any other ancillary agreements contemplated thereby to which the Company is a party, (ii) determined that it is advisable, fair to and in the best interests of the Company and the Stockholders to enter into the Merger Agreement, and (iii) recommends that the Stockholders adopt the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that after consideration of the terms and conditions of the Merger Agreement, each of the undersigned Stockholders adopts the Merger Agreement in the form attached as Annex A to the registration statement on Form S-4 of Thermage filed with the Securities and Exchange Commission on August 11, 2008, as amended, and approves the transactions contemplated thereby, including without limitation, the Merger;

RESOLVED FURTHER, that the Stockholders hereby irrevocably authorize and appoint Steven Mendelow as Securityholder Representative and true and lawful attorney-in-fact and agent to act in the name, place and stead of the Indemnifying Parties as contemplated by Section 8.5 of the Merger Agreement, to give and receive notices and communications, to authorize deliveries of cash from the Indemnification Escrow Fund to Thermage in satisfaction of claims by any Indemnified Person, to object to such claims, to consent or agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to consent or agree to any amendment of the Merger Agreement and to take all actions necessary or appropriate in the judgment of the Securityholder Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any under any circumstance;

RESOLVED FURTHER, that the escrow and indemnification obligations of the Indemnifying Parties as set forth in Article VIII of the Merger Agreement be, and hereby are, approved and adopted in all respects and that by signing this Action by Written Consent of the Stockholders, the undersigned agrees to be bound by the escrow and indemnification provisions set forth in Article VIII of the Merger Agreement;

RESOLVED FURTHER, that the deposit of an amount of cash equal to the Escrow Cash into the Indemnification Escrow Fund be, and hereby is, approved and adopted in all respects;

RESOLVED FURTHER, that, all appraisal and dissenter rights under the Delaware General Corporation Code or any other law or statute available to the Stockholders adopting these resolutions are hereby waived;

RESOLVED FURTHER, that, notwithstanding the foregoing resolutions, the Board may, at any time prior to the filing of the Certificate of Merger with the Secretary of State of Delaware, abandon the proposed Merger without further action by the Stockholders; provided that, after the execution of the Merger Agreement, the Board acts in accordance with the terms thereof; and

RESOLVED FURTHER, that the appropriate officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed such further agreements, certificates, instruments and documents and to take such actions as contemplated by the Merger Agreement or as such officer or officers deem necessary, appropriate or advisable to carry out the intent of the foregoing resolutions.

Omnibus Resolution

RESOLVED, that the directors of the Company are authorized and empowered to take any and all such further action as may be deemed necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted;

RESOLVED FURTHER, that the officers of the Company are authorized and empowered to take any and all such further action, to execute and deliver any and all such further agreements, instruments, documents, certificates and communications and to pay such expenses, in the name and on behalf of the Company or such officer, as any such officer may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents, certificates or communications and the payment of such expenses by any such officer to be conclusive evidence of his or her authorization hereunder and approval thereof;

RESOLVED FURTHER, that any and all actions taken by the directors or officers of the Company to carry out the purposes and intent of the foregoing resolutions prior to their adoption are approved, ratified and confirmed;

RESOLVED FURTHER, that this Action by Written Consent of the Stockholders is irrevocable; and

RESOLVED FURTHER, that this Action by Written Consent of the Stockholders shall be effective and binding on all stockholders of the Company upon its execution by the minimum number of stockholders holding at least (i) a majority of the voting power of the outstanding shares of Common Stock and the Preferred Stock, voting together as a single class (on an as-converted into Common Stock basis) and (ii) a majority of the voting power of the outstanding shares of the Preferred Stock, voting together as a single class.

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IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of                     , 2008.

By:

Name:

Title:
(if applicable)

[Signature Page to Written Consent]